UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

Net Element International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34887	98-0668024
(State or other jurisdiction of incorporation)	(Commission (File Number)	(I.R.S. Employer Identification No.)

1450 S. Miami Avenue, Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (787) 993-9650

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Binding Letter of Intent to Acquire Unified Payments, LLC

On March 8, 2013, Net Element International, Inc. (the "Company") entered into a binding term sheet (the "Term Sheet") to acquire all of the business assets of Unified Payments, LLC, a Delaware limited liability company ("Unified"). Unified is a provider of transaction processing services and payment-enabling technologies to small, medium and large merchants across the United States.

Pursuant to the Term Sheet, Unified will contribute (the "Contribution") all of its assets and business to the Company's newly formed subsidiary, TOT, Inc. As consideration for the Contribution:

(i) TOT, Inc. will assume Unified's long-term debt not exceeding, together with Unified's entire preferred equity plus payable in kind interest accrued thereon through January 1, 2014, $23,144,024 plus accrued interest on the long-term debt portion of such amount through the closing date less any liabilities to Unified and its affiliates and/or related parties;

(ii) TOT, Inc. will commit to reduce the assumed indebtedness to RBL Capital by $1,000,000 within six months from the closing;

(iii) From the closing date through December 31, 2013, Unified's preferred equity will continue accruing payable in kind interest at 8% per annum compounded quarterly and, on January 1, 2014, Unified's preferred equity and accrued and unpaid payable in kind interest thereon will be converted into a term loan with 8% per annum interest only debt (interest to be paid quarterly), with the entire amount of outstanding principal payable three years from such conversion date (and such debt will be assumed by TOT, Inc. in accordance with paragraph (i) above);

(iv) At the closing of the Contribution, TOT, Inc. will issue to Unified an amount of common stock of TOT, Inc. representing, upon such issuance, 10% of the total issued and outstanding shares of common stock of TOT, Inc.;

(v) subject to the conditions precedent described in this paragraph, within three days after the execution of the Term Sheet, the Company will provide to Unified a bridge loan in the total amount of up to $750,000 (the "Bridge Loan") substantially on the terms set forth in the loan documents entered into by the Company and Unified on March 8, 2013 as described below under "Loan to Unified Payments, LLC." The first draw under the Bridge Loan will be $600,000. The Company's execution and performance under the Bridge Loan will be subject to the following conditions precedent: (i) Prior to entering into the Bridge Loan, the operating agreement of Unified will be amended and restated to document the rights and obligations of Unified and its members described in paragraph (iii) above and to reflect the ownership of all common membership interests in Unified as follows: Oleg Firer - 75.5% and Georgia Notes 18 LLC - 24.5%; the ownership of all preferred equity in Unified as follows: Georgia Notes 18 LLC - 100%; and (ii) such percentage ownership interests shall not change;

(vi) Prior to closing of the Contribution, TOT, Inc. will negotiate a compensation and equity agreement with Oleg Firer and other senior executives of the Unified management team; and

(vii) At closing of the Contribution, the Company will contribute and assign to TOT, Inc. the Company's 70% indirect equity interest in OOO TOT Money, along with all of the assets and liabilities of OOO TOT Money, including, without limitation, the indebtedness in the amount of approximately $12.9 million (as of 12/31/12) of OOO TOT Money to OOO Net Element Russia), in exchange for the issuance to the Company of an amount of common stock of TOT, Inc. representing, upon issuance, 90% of the total issued and outstanding shares of common stock of TOT, Inc.

As set forth in the Term Sheet, the parties acknowledge that, in order to execute the business plan of the combined business post-closing of the Contribution, TOT, Inc. will require up to $9,200,000 of additional funding (via borrowing or otherwise) in order to acquire Unified agents' commissions.

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The consummation of the Contribution is subject to the satisfaction (or the Company's written waiver in its sole and absolute discretion) of the following conditions precedent:

(a) The completion of definitive documentation relating to the Contribution containing representations, warranties, covenants and indemnities customary for the contemplated transaction and dependent on the results of the Company's due diligence of Unified and its business;

(b) The completion of all due diligence of Unified and its business (including, without limitation, with respect to operations, assets, liabilities, encumbrances, obligations, financial condition, taxes, results of operations, legal proceedings, contracts and other matters) to the reasonable satisfaction of the Company;

(c) Receipt of all necessary consents and approvals;

(d) Unified obtaining the consent of all lenders of Unified to the assumption of debt by TOT, Inc. (with no default/acceleration of debt triggered);

(e) No material adverse change to Unified or its business, including but not limited to, material pending or threatened litigation, bankruptcy or other proceeding;

(f) annualized gross processing revenue of Unified's business during the period from January 1, 2013 to the date that is 10 days prior to the closing of the Contribution is not less than $20,000,000;

(g) Approval by the Company's Board of Directors of the Contribution; and

(h) Other customary conditions to closing.

Pending the closing of the Contribution, Unified and its members and management are required to operate Unified and its business in the ordinary course and, unless otherwise agreed in writing with the Company, refrain from any non-ordinary course actions (including, without limitation, no increase in compensation, no bonuses, no declaration or payment of distributions or dividends of any kind, no golden parachutes, no new material liabilities, no liabilities out of the ordinary course of business, no new borrowing, no lending or guaranteeing debt, no new material obligations, no new encumbrances or liens, no sale, transfer, exchange or any other disposition, directly or indirectly, of any part of Unified's business or of any assets of Unified).

Loan to Unified Payments, LLC

In connection with the Bridge Loan described above, on March 8, 2013, the Company entered into a Loan Agreement with Unified, as borrower, and Oleg Firer and Georgia Notes 18 LLC, as guarantors. Pursuant to the Loan Agreement, the Company agreed to extend to Unified a line of credit under which Unified may borrow up to $750,000 from the Company, with the initial advance not exceeding $600,000. The term of the line of credit expire on September 8, 2013, at which time the principal amount of all advances, all accrued and unpaid interest thereon and all other obligations relating to the line of credit are immediately due and payable. The principal amount of each advance under the line of credit will bear interest at 5% per annum. Upon the occurrence and during the continuance of an event of default as set forth in the Loan Agreement, all outstanding obligations under the line of credit will bear interest at 7% per annum. If the entire amount of a required principal payment is not paid in full within 10 business days after the same is due, Unified must pay to the Company a late fee equal to 5% of the required payment. Unified has the right to terminate the line of credit at any time upon not less than five business days' prior written notice to the Company, with all outstanding amounts under the line of credit to be repaid upon such termination.

Unified's obligations to the Company pursuant to the Loan Agreement and the related promissory note(s) are secured by a non-recourse guaranty executed by Oleg Firer and Georgia Notes 18 LLC in favor of the Company. As security for their obligations under the non-recourse guaranty, Oleg Firer and Georgia Notes 18 LLC (who together own all of the membership interests in Unified) entered into a Pledge Agreement with the Company, pursuant to which Messrs. Firer and Georgia Notes 18 LLC pledged their respective common membership interests in Unified.

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Item 8.01 Other Events.

On March 12, 2013, the Company issued a press release announcing the Company's entry into the Term Sheet to acquire Unified and operate it through its newly formed subsidiary and holding company, TOT, Inc. The press release also announced the Company's plans to appoint Oleg Firer, co-founder and executive chairman of Unified, to the position of Chief Executive Officer of the Company, with Steven Wolberg joining the Company as Chief Legal Officer, and Tim Greenfield, the Company's president of mobile commerce and payment processing, becoming President of Corporate Development of the Company. In addition, the press release announced the plan for Ivan Onuchin to remain as Chief Technology Officer and Jonathan New to remain as Chief Financial Officer of the Company, with Francesco Piovanetti, the Company's current Chief Executive Officer, to become a consultant to the Company. These changes in management of the Company are expected to take place following closing of the Company's proposed acquisition of Unified. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Term Sheet, dated March 8, 2013, between Unified Payments, LLC and Net Element International, Inc.
10.2	Loan Agreement, dated March 8, 2013, among Net Element International, Inc., Unified Payments, LLC, Oleg Firer and Georgia Notes 18 LLC
10.3	Form of Secured Revolving Note made by Unified Payments, LLC and payable to Net Element International, Inc.
10.4	Non-Recourse Guaranty, dated March 8, 2013, by Oleg Firer and Georgia Notes 18 LLC for the benefit of Net Element International, Inc.
10.5	Pledge Agreement, dated March 8, 2013, among Oleg Firer, Georgia Notes 18 LLC and Net Element International, Inc.
99.1	Press Release dated March 12, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET ELEMENT INTERNATIONAL, INC.

Date: March 12, 2013	By:	/s/ Jonathan New
	Name:	Jonathan New
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Term Sheet, dated March 8, 2013, between Unified Payments, LLC and Net Element International, Inc.
10.2	Loan Agreement, dated March 8, 2013, among Net Element International, Inc., Unified Payments, LLC, Oleg Firer and Georgia Notes 18 LLC
10.3	Form of Secured Revolving Note made by Unified Payments, LLC and payable to Net Element International, Inc.
10.4	Non-Recourse Guaranty, dated March 8, 2013, by Oleg Firer and Georgia Notes 18 LLC for the benefit of Net Element International, Inc.
10.5	Pledge Agreement, dated March 8, 2013, among Oleg Firer, Georgia Notes 18 LLC and Net Element International, Inc.
99.1	Press Release dated March 12, 2013